SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549





                                 FORM 8-K


                              CURRENT REPORT


                               MARCH 2, 1998
            (Date of Report (Date of Earliest Event Reported)




                                2-96366-A
                       (Commission File Number)


                        VANDERBILT SQUARE CORP.


       Florida                                         59-248340
(State or Other Juris-                             (IRS Employer Iden-
diction of Incorporation)                           tification Number)


                    2300 Glades Road, Suite 450-West
                      Boca Raton, Florida 33431
                (Address of Principal Executive Offices)


                             (561) 750-7200
                     (Registrant's Telephone Number)

     3040 E. Commercial Boulevard, Ft. Lauderdale, Florida 33308
                    (Former Name or Former Address, if
                         Changed Since Last Report)

ITEM 5.  OTHER EVENTS


     On February 27, 1998, the Company changed its name from Vanderbilt Square Corp. to: Treasure & Exhibits International, Inc. by filing an Amendment to its Articles of Incorporation with the Division of Corporations, Secretary of the State of Florida.

     The Amendment was submitted pursuant to the Written Consent of Shareholders holding, in the aggregate, a majority of the Company's issued and outstanding Common Stock.

     The Company's name has been changed to Treasure & Exhibits International, Inc. in anticipation of the Company's acquisition of the business of Michael's International Treasure Jewelry, Inc., a closely held Florida corporation which the Company plans to acquire following development of a definitive purchase and sale agreement and completion of its due diligence efforts which are now underway. While there can be no assurance that one or more insurmountable obstacles will not arise, the Company anticipates closing the transaction at the completion of the due diligence efforts.

     Under its new name, Treasure & Exhibits International, Inc., the Company will continue operating as a Florida corporation from its principal offices recently relocated to: 2300 Glades Road, Suite 450, West Tower, Boca Raton, Florida 33431 where its telephone number is: (561)750-7200.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VANDERBILT SQUARE CORP.


Dated: March 2, 1998


                                    BY:/s/Larry Schwartz
                                       Larry Schwartz, President